                      BANC OF AMERICA SECURITIES [LOGO] TM

              -----------------------------------------------------

     THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS, AND THE ASSET
POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE
POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR
ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS)
AND ARE OFFERED ON A "WHEN, AS AND IF ISSUED" BASIS. YOU UNDERSTAND THAT, WHEN
YOU ARE CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL
COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN
PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY
"INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY
US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US.

     BECAUSE THE ASSET-BACKED SECURITIES ARE BEING OFFERED ON A "WHEN, AS AND IF
ISSUED" BASIS, ANY CONTRACT OF SALE WILL TERMINATE, BY ITS TERMS, WITHOUT ANY
FURTHER OBLIGATION OR LIABILITY BETWEEN US, IF THE SECURITIES THEMSELVES, OR THE
PARTICULAR CLASS TO WHICH THE CONTRACT RELATES, ARE NOT ISSUED. IN ADDITION,
SINCE THE ASSET-BACKED SECURITIES AND THE ASSET POOLS BACKING THEM ARE SUBJECT
TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES
OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE
OR AVAILABILITY OF A FINAL PROSPECTUS), ANY SUCH CONTRACT ALSO IS CONDITIONED
UPON THE UNDERSTANDING THAT NO MATERIAL CHANGE WILL OCCUR WITH RESPECT TO THE
RELEVANT CLASS OF SECURITIES PRIOR TO THE CLOSING DATE. IF A MATERIAL CHANGE
DOES OCCUR WITH RESPECT TO SUCH CLASS, OUR CONTRACT WILL TERMINATE, BY ITS
TERMS, WITHOUT ANY FURTHER OBLIGATION OR LIABILITY BETWEEN US (THE "AUTOMATIC
TERMINATION"). IF AN AUTOMATIC TERMINATION OCCURS, WE WILL PROVIDE YOU WITH
REVISED OFFERING MATERIALS REFLECTING THE MATERIAL CHANGE AND GIVE YOU AN
OPPORTUNITY TO PURCHASE SUCH CLASS. TO INDICATE YOUR INTEREST IN PURCHASING THE
CLASS, YOU MUST COMMUNICATE TO US YOUR DESIRE TO DO SO WITHIN SUCH TIMEFRAME AS
MAY BE DESIGNATED IN CONNECTION WITH YOUR RECEIPT OF THE REVISED OFFERING
MATERIALS.

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-7, GROUP T2

BANC OF AMERICA FUNDING 2006-7 TRUST
ISSUING ENTITY

BANC OF AMERICA FUNDING CORPORATION
DEPOSITOR

BANK OF AMERICA, NATIONAL ASSOCIATION
SPONSOR

WELLS FARGO BANK, N.A.
MASTER SERVICER AND SECURITIES ADMINISTRATOR

U.S. BANK NATIONAL ASSOCIATION
TRUSTEE AND CUSTODIAN

BANK OF AMERICA, NATIONAL ASSOCIATION
WELLS FARGO BANK, N.A.
SUNTRUST MORTGAGE, INC.
SERVICERS

OCTOBER 18, 2006

BANK OF AMERICA(R) [LOGO] SM

BANC OF AMERICA SECURITIES LLC
--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

                                   DISCLAIMER
                                   ----------

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

          THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO
          BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING
          U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE
          WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE
          UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF
          THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS
          SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES
          FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT
APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR
OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION
BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

BANC OF AMERICA SECURITIES LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

   SELECTED AGGREGATE MORTGAGE LOAN DATA AS OF SEPTEMBER 1, 2006(1)

                                                                  RANGE OR TOTAL              WEIGHTED AVERAGE
                                                           ---------------------------        ----------------

Number of  Aggregate Mortgage Loans                                   2,104
Aggregate Unpaid Principal Balance                               $426,206,918.94
Unpaid Principal Balance                                   $23,221.95 to $1,995,053.10           $202,569.83
Mortgage Interest Rate                                           5.875% to 9.250%                  7.353%
Servicing Fee Rate                                              0.2500% to 0.3750%                 0.2502%
Remaining Terms to Stated Maturity                              175 to 360 months                355 months
Original Term                                                   180 to 360 months                358 months
Number of Months Since Origination                                1 to 13 months                  4 months
Original Loan-to-Value Ratio                                    15.87% to 100.00%                  74.92%
Credit Scores                                                       617 to 820                       701
Latest Maturity Date                                            September 1, 2036
Number of Interest-Only Mortgage Loans                                 933
Aggregate Unpaid Principal Balance of
   Interest-Only Mortgage Loans                                  $232,129,628.28
Unpaid Principal Balance of Interest-Only
    Mortgage Loans                                         $30,816.00 to $1,829,794.12           $248,799.17
Geographic Concentration of Mortgaged Properties
   in Excess of 5.00% of the Aggregate Unpaid
   Principal Balance
       California.............................                        18.54%
       Florida................................                        12.37%
       Georgia................................                         8.79%
Maximum Single Five-Digit Zip Code Concentration                       0.47%

---------------
(1) Approximate (+/-5%).

BANC OF AMERICA SECURITIES LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

                     OCCUPANCY OF MORTGAGED PROPERTIES(1)(2)

                                                                          AGGREGATE STATED         % OF AGGREGATE
                                                NUMBER OF AGGREGATE     PRINCIPAL BALANCE AS      CUT-OFF DATE POOL
OCCUPANCY(2)                                      MORTGAGE LOANS           OF CUT-OFF DATE        PRINCIPAL BALANCE
--------------------------------------------- ------------------------ ------------------------ -----------------------

Primary Residence                                      1,346               $311,432,922.43              73.07%
Investor Property                                        681                 94,320,150.69              22.13
Second Home                                               77                 20,453,845.82               4.80
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 2,104               $426,206,918.94             100.00%

(1)  Based solely on representations of the mortgagor at the time of origination of the related Aggregate Mortgage Loan.

(2) Approximate (+/-5%).

                                PROPERTY TYPE(1)

                                                                          AGGREGATE STATED         % OF AGGREGATE
                                                NUMBER OF AGGREGATE     PRINCIPAL BALANCE AS      CUT-OFF DATE POOL
PROPERTY TYPE (1)                                 MORTGAGE LOANS           OF CUT-OFF DATE        PRINCIPAL BALANCE
--------------------------------------------- ------------------------ ------------------------ -----------------------

Single Family Residence                                1,413               $274,067,251.89              64.30%
PUD                                                      304                 77,670,570.98              18.22
Condominium                                              179                 32,482,145.56               7.62
2-Family                                                 121                 19,771,721.43               4.64
4-Family                                                  39                 10,160,506.27               2.38
3-Family                                                  37                  9,772,323.84               2.29
Townhouse                                                  9                  1,541,057.42               0.36
Mixed Use                                                  1                    628,938.42               0.15
Cooperative                                                1                    112,403.13               0.03
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 2,104               $426,206,918.94             100.00%

---------------
(1) Approximate (+/-5%).

BANC OF AMERICA SECURITIES LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

                            MORTGAGE LOAN PURPOSES(3)

                                                                          AGGREGATE STATED         % OF AGGREGATE
                                                NUMBER OF AGGREGATE     PRINCIPAL BALANCE AS      CUT-OFF DATE POOL
PURPOSE (3)                                       MORTGAGE LOANS           OF CUT-OFF DATE        PRINCIPAL BALANCE
--------------------------------------------- ------------------------ ------------------------ -----------------------

Purchase                                               1,355               $250,407,465.86              58.75%
Refinance-Cashout(1)                                     548                132,197,438.56              31.02
Refinance-Rate/Term(2)                                   201                 43,602,014.52              10.23
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 2,104               $426,206,918.94             100.00%

---------------
(1)  "Refinance--Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

(2)  "Refinance--Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.

(3)  Approximate (+/-5%).

                              DOCUMENTATION TYPE(1)

                                                                          AGGREGATE STATED          % OF AGGREGATE
                                                NUMBER OF AGGREGATE     PRINCIPAL BALANCE AS      CUT-OFF DATE POOL
DOCUMENTATION TYPE (1)                             MORTGAGE LOANS          OF CUT-OFF DATE        PRINCIPAL BALANCE
---------------------------------------------- ----------------------- ------------------------ -----------------------

SIVA                                                     992               $207,131,842.12              48.60%
No Ratio                                                 324                 73,903,859.30              17.34
Full/Alt                                                 321                 58,685,611.04              13.77
SISA                                                     202                 39,377,742.75               9.24
NINA                                                     210                 38,713,701.55               9.08
Limited                                                   55                  8,394,162.18               1.97
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 2,104               $426,206,918.94             100.00%

---------------
(1) Approximate (+/-5%).

BANC OF AMERICA SECURITIES LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

           GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGED PROPERTIES(1)(2)

                                                                          AGGREGATE STATED         % OF AGGREGATE
                                                NUMBER OF AGGREGATE     PRINCIPAL BALANCE AS      CUT-OFF DATE POOL
GEOGRAPHICAL AREA (2)                             MORTGAGE LOANS           OF CUT-OFF DATE        PRINCIPAL BALANCE
--------------------------------------------- ------------------------ ------------------------ -----------------------

Alabama                                                   28                 $3,081,722.27               0.72%
Arkansas                                                   4                    469,233.75               0.11
Arizona                                                   56                 13,815,690.55               3.24
California                                               209                 79,010,543.71              18.54
Colorado                                                  49                 11,047,769.22               2.59
Connecticut                                               33                  6,857,080.49               1.61
District of Columbia                                       9                  2,514,819.31               0.59
Delaware                                                   5                  1,276,481.95               0.30
Florida                                                  258                 52,710,640.14              12.37
Georgia                                                  254                 37,451,007.60               8.79
Hawaii                                                    15                  6,538,802.84               1.53
Iowa                                                       8                    987,017.78               0.23
Idaho                                                     25                  4,671,323.78               1.10
Illinois                                                  39                  8,329,394.99               1.95
Indiana                                                   25                  2,854,290.57               0.67
Kansas                                                     6                    745,530.34               0.17
Kentucky                                                  12                  1,284,039.53               0.30
Louisiana                                                  9                    997,114.09               0.23
Massachusetts                                             21                  5,289,479.37               1.24
Maine                                                     21                  4,270,517.46               1.00
Maryland                                                  61                 13,545,823.03               3.18
Michigan                                                  56                  7,641,299.00               1.79
Minnesota                                                 36                  6,488,045.85               1.52
Missouri                                                  40                  4,959,063.83               1.16
Mississippi                                               10                  1,104,805.83               0.26
Montana                                                    3                    456,893.28               0.11
North Carolina                                            69                  9,970,500.91               2.34
North Dakota                                               2                    168,924.55               0.04
Nebraska                                                   2                    208,527.78               0.05
New Hampshire                                              8                  1,524,240.63               0.36
New Jersey                                                34                  7,601,169.38               1.78
New Mexico                                                33                  6,464,230.88               1.52
Nevada                                                    17                  6,211,293.13               1.46
New York                                                  39                 16,524,398.85               3.88
Ohio                                                      52                  5,748,727.13               1.35
Oklahoma                                                  18                  1,632,641.60               0.38
Oregon                                                    49                 10,340,801.11               2.43
Pennsylvania                                              36                  6,676,004.09               1.57
Rhode Island                                               4                  1,062,110.53               0.25
South Carolina                                            32                  4,302,551.33               1.01
South Dakota                                              12                  1,528,108.53               0.36
Tennessee                                                 83                 10,916,651.61               2.56
Texas                                                    120                 15,917,807.21               3.73
Utah                                                      15                  2,414,966.11               0.57
Virginia                                                  68                 17,954,782.45               4.21
Washington                                                67                 13,556,982.66               3.18
Wisconsin                                                 44                  5,852,432.34               1.37
West Virginia                                              6                    790,599.16               0.19
Wyoming                                                    2                    440,036.41               0.10
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 2,104               $426,206,918.94             100.00%

---------------
(1)  As of the Cut-off Date, no more than approximately 0.47% of the Aggregate
     Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

(2) Approximate (+/-5%).

BANC OF AMERICA SECURITIES LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

                 CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)(2)

                                                                          AGGREGATE STATED          % OF AGGREGATE
                                                NUMBER OF AGGREGATE     PRINCIPAL BALANCE AS      CUT-OFF DATE POOL
CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(2)       MORTGAGE LOANS           OF CUT-OFF DATE        PRINCIPAL BALANCE
--------------------------------------------- ------------------------ ------------------------ -----------------------

$0.01 to $50,000.00                                       69                 $2,954,406.68               0.69%
$50,000.01 to $100,000.00                                375                 29,020,508.42               6.81
$100,000.01 to $150,000.00                               641                 79,948,104.29              18.76
$150,000.01 to $200,000.00                               351                 60,870,544.60              14.28
$200,000.01 to $250,000.00                               208                 46,576,483.33              10.93
$250,000.01 to $300,000.00                               118                 32,476,909.90               7.62
$300,000.01 to $350,000.00                                70                 22,590,064.59               5.30
$350,000.01 to $400,000.00                                54                 20,160,353.75               4.73
$400,000.01 to $450,000.00                                50                 21,359,493.70               5.01
$450,000.01 to $500,000.00                                47                 22,435,569.30               5.26
$500,000.01 to $550,000.00                                34                 17,741,901.95               4.16
$550,000.01 to $600,000.00                                21                 11,983,024.24               2.81
$600,000.01 to $650,000.00                                20                 12,633,517.48               2.96
$650,000.01 to $700,000.00                                 5                  3,403,826.26               0.80
$700,000.01 to $750,000.00                                 4                  2,883,736.82               0.68
$750,000.01 to $800,000.00                                 8                  6,156,391.11               1.44
$800,000.01 to $850,000.00                                 2                  1,637,000.00               0.38
$850,000.01 to $900,000.00                                 6                  5,262,460.67               1.23
$900,000.01 to $950,000.00                                 3                  2,748,500.00               0.64
$950,000.01 to $1,000,000.00                               5                  4,997,076.38               1.17
$1,000,000.01 to $1,500,000.00                             8                  9,706,198.25               2.28
$1,500,000.01 to $2,000,000.00                             5                  8,660,847.22               2.03
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 2,104               $426,206,918.94             100.00%

---------------
(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Aggregate Mortgage Loans is expected to be approximately $202,570.

(2)  Approximate (+/-5%).

BANC OF AMERICA SECURITIES LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

                      ORIGINAL DEBT-TO-INCOME RATIOS(1)(2)

                                                                          AGGREGATE STATED          % OF AGGREGATE
                                                NUMBER OF AGGREGATE     PRINCIPAL BALANCE AS      CUT-OFF DATE POOL
ORIGINAL DEBT-TO-INCOME RATIOS(%) (2)             MORTGAGE LOANS           OF CUT-OFF DATE        PRINCIPAL BALANCE
--------------------------------------------- ------------------------ ------------------------ -----------------------

Not Calculated                                           537               $113,499,660.62              26.63%
5.01 - 10.00                                              11                  2,097,672.80               0.49
10.01 - 15.00                                             13                  2,205,844.14               0.52
15.01 - 20.00                                             36                  5,951,670.39               1.4
20.01 - 25.00                                             61                 10,048,544.62               2.36
25.01 - 30.00                                            133                 25,336,830.79               5.94
30.01 - 35.00                                            178                 34,710,402.70               8.14
35.01 - 40.00                                            297                 65,932,736.95              15.47
40.01 - 45.00                                            478                 97,045,389.08              22.77
45.01 - 50.00                                            275                 54,363,440.86              12.76
50.01 - 55.00                                             40                  7,576,022.41               1.78
55.01 - 60.00                                             26                  4,429,109.76               1.04
60.01 - 65.00                                             17                  2,682,156.38               0.63
95.01 - 100.00                                             2                    327,437.44               0.08
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 2,104               $426,206,918.94             100.00%

---------------
(1)  As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Aggregate Mortgage Loans is expected to be approximately
     39.33%.

(2)  Approximate (+/-5%).

BANC OF AMERICA SECURITIES LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                          AGGREGATE STATED          % OF AGGREGATE
                                                NUMBER OF AGGREGATE     PRINCIPAL BALANCE AS      CUT-OFF DATE POOL
ORIGINAL LOAN-TO-VALUE RATIOS(%)  (2)             MORTGAGE LOANS           OF CUT-OFF DATE        PRINCIPAL BALANCE
--------------------------------------------- ------------------------ ------------------------ -----------------------

15.01 - 20.00                                              3                   $265,339.83               0.06%
20.01 - 25.00                                              1                    102,631.46               0.02
25.01 - 30.00                                              8                  1,046,853.57               0.25
30.01 - 35.00                                             11                  3,122,400.97               0.73
35.01 - 40.00                                             14                  3,388,542.51               0.80
40.01 - 45.00                                             18                  4,486,340.11               1.05
45.01 - 50.00                                             23                  5,009,453.51               1.18
50.01 - 55.00                                             27                  8,003,792.11               1.88
55.01 - 60.00                                             39                 10,964,783.15               2.57
60.01 - 65.00                                            106                 41,308,970.00               9.69
65.01 - 70.00                                            108                 24,726,315.30               5.80
70.01 - 75.00                                            114                 23,671,349.55               5.55
75.01 - 80.00                                          1,538                286,849,852.20               67.3
80.01 - 85.00                                             13                  1,460,435.11               0.34
85.01 - 90.00                                             54                  7,855,795.56               1.84
90.01 - 95.00                                             24                  3,391,163.50               0.80
95.01 - 100.00                                             3                    552,900.50               0.13
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 2,104               $426,206,918.94             100.00%

---------------
(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Aggregate Mortgage Loans is expected to be approximately
     74.92%.

(2)  Approximate (+/-5%).

BANC OF AMERICA SECURITIES LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

                          MORTGAGE INTEREST RATES(1)(2)

                                                                          AGGREGATE STATED          % OF AGGREGATE
                                                NUMBER OF AGGREGATE     PRINCIPAL BALANCE AS      CUT-OFF DATE POOL
MORTGAGE INTEREST RATES (2)                       MORTGAGE LOANS           OF CUT-OFF DATE        PRINCIPAL BALANCE
--------------------------------------------- ------------------------ ------------------------ -----------------------

5.751 - 6.000                                             11                 $2,097,662.02               0.49%
6.001 - 6.250                                             23                  4,093,980.86               0.96
6.251 - 6.500                                             70                 16,701,836.59               3.92
6.501 - 6.750                                            166                 38,112,887.16               8.94
6.751 - 7.000                                            336                 79,363,384.09              18.62
7.001 - 7.250                                            292                 67,235,630.31              15.78
7.251 - 7.500                                            387                 80,305,246.29              18.84
7.501 - 7.750                                            338                 58,415,669.57              13.71
7.751 - 8.000                                            242                 43,730,554.22              10.26
8.001 - 8.250                                             94                 15,006,599.83               3.52
8.251 - 8.500                                             91                 14,861,332.54               3.49
8.501 - 8.750                                             29                  3,810,971.30               0.89
8.751 - 9.000                                             14                  1,140,100.94               0.27
9.001 - 9.250                                             11                  1,331,063.22               0.31
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 2,104               $426,206,918.94             100.00%

---------------
(1)  As of the Cut-off Date, the weighted average mortgage interest rate of the
     Aggregate Mortgage Loans is expected to be approximately 7.353% per annum.

(2)  Approximate (+/-5%).

                    NUMBER OF MONTHS SINCE ORIGINATION(1)(2)

                                                                          AGGREGATE STATED          % OF AGGREGATE
                                                NUMBER OF AGGREGATE     PRINCIPAL BALANCE AS      CUT-OFF DATE POOL
MONTHS SINCE ORIGINATION (2)                      MORTGAGE LOANS           OF CUT-OFF DATE        PRINCIPAL BALANCE
--------------------------------------------- ------------------------ ------------------------ -----------------------

1 to 6                                                 1,974               $396,272,466.66              92.98%
7 to 12                                                  129                 29,823,618.52               7.00
13 to 18                                                   1                    110,833.76               0.03
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 2,104               $426,206,918.94             100.00%

---------------
(1)  As of the Cut-off Date, the weighted average number of months since origination of the Aggregate Mortgage Loans is expected to be approximately
     4 months.

(2)  Approximate (+/-5%).

BANC OF AMERICA SECURITIES LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

                              REMAINING TERMS(1)(2)

                                                                          AGGREGATE STATED          % OF AGGREGATE
                                                NUMBER OF AGGREGATE     PRINCIPAL BALANCE AS      CUT-OFF DATE POOL
REMAINING TERMS (MONTHS) (2)                      MORTGAGE LOANS           OF CUT-OFF DATE        PRINCIPAL BALANCE
--------------------------------------------- ------------------------ ------------------------ -----------------------

161 - 180                                                 16                 $3,461,575.51               0.81%
221 - 240                                                  4                    461,901.16               0.11
341 - 360                                              2,084                422,283,442.27              99.08
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 2,104               $426,206,918.94             100.00%

---------------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Aggregate Mortgage Loans is expected to be approximately
     355 months.

(2)  Approximate (+/-5%).

                        CREDIT SCORES OF MORTGAGORS(1)(2)

                                                                          AGGREGATE STATED          % OF AGGREGATE
                                                NUMBER OF AGGREGATE     PRINCIPAL BALANCE AS      CUT-OFF DATE POOL
CREDIT SCORES(2)                                  MORTGAGE LOANS           OF CUT-OFF DATE        PRINCIPAL BALANCE
--------------------------------------------- ------------------------ ------------------------ -----------------------

801 - 850                                                 40                 $8,917,534.84               2.09%
751 - 800                                                328                 62,816,636.50              14.74
701 - 750                                                658                129,342,251.41              30.35
651 - 700                                                791                156,563,840.24              36.73
601 - 650                                                281                 67,167,212.03              15.76
N/A                                                        6                  1,399,443.92               0.33
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 2,104               $426,206,918.94             100.00%

---------------
(1)  The scores shown are Bureau Credit Scores from Experian (FICO), Equifax
     (Beacon) and TransUnion (Empirica).

(2)  Approximate (+/-5%).

                             PREPAY PENALTY TERMS(1)

                                                                          AGGREGATE STATED          % OF AGGREGATE
                                                NUMBER OF AGGREGATE     PRINCIPAL BALANCE AS      CUT-OFF DATE POOL
PREPAY PENALTY TERMS((1))                         MORTGAGE LOANS           OF CUT-OFF DATE        PRINCIPAL BALANCE
--------------------------------------------- ------------------------ ------------------------ -----------------------

 0                                                     1,943               $392,599,683.39              92.11%
12                                                         9                  1,806,541.41               0.42
36                                                       152                 31,800,694.14               7.46
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 2,104               $426,206,918.94             100.00%

---------------
(1) Approximate (+/-5%).

BANC OF AMERICA SECURITIES LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

                             PREPAY PENALTY TYPES(1)

                                                                          AGGREGATE STATED          % OF AGGREGATE
                                                NUMBER OF AGGREGATE     PRINCIPAL BALANCE AS      CUT-OFF DATE POOL
PREPAY PENALTY TYPES((1))                         MORTGAGE LOANS           OF CUT-OFF DATE        PRINCIPAL BALANCE
--------------------------------------------- ------------------------ ------------------------ -----------------------

None                                                   1,943               $392,599,683.39              92.11%
Soft                                                     151                 31,602,694.14               7.41
Hard                                                      10                  2,004,541.41               0.47
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 2,104               $426,206,918.94             100.00%

---------------
(1) Approximate (+/-5%).

                           PREPAY PENALTY FEE TYPES(1)

                                                                          AGGREGATE STATED          % OF AGGREGATE
                                                NUMBER OF AGGREGATE     PRINCIPAL BALANCE AS      CUT-OFF DATE POOL
PREPAY PENALTY FEE TYPES(1)                       MORTGAGE LOANS           OF CUT-OFF DATE        PRINCIPAL BALANCE
--------------------------------------------- ------------------------ ------------------------ -----------------------

None                                                   1,943               $392,599,683.39              92.11%
1% on 80%                                                  3                    561,895.39               0.13
6mos on 80%                                              158                 33,045,340.16               7.75
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 2,104               $426,206,918.94             100.00%

---------------
(1) Approximate (+/-5%).

BANC OF AMERICA SECURITIES LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------